Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______
FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) __

WILMINGTON TRUST COMPANY
(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1100 North Market Street
Wilmington, Delaware 19890-0001
(302) 651-1000
(Address of principal executive offices, including zip code)

Robert C. Fiedler
Vice President and Counsel
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-0001
(302) 651-8541
(Name, address, including zip code, and telephone number, including area code, of agent of service)

FelCor Lodging Limited Partnership

(Exact name of obligor as specified in its charter)
Delaware	75-2544994
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062
(Address of principal executive offices, including zip code)
______________________

6.75% Senior Secured Notes due 2019
(Title of the indenture securities)

Exact name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
FelCor Lodging Trust Incorporated	Maryland	72-2541756
FelCor/CSS Holdings, L.P.	Delaware	75-2620463
FelCor/St. Paul Holdings, L.P.	Delaware	75-2624292
FelCor Canada Co.	Nova Scotia	75-2773637
FelCor Hotel Asset Company, L.L.C.	Delaware	75-2770156
FelCor Lodging Holding Company, L.L.C.	Delaware	75-2773621
FelCor TRS Borrower 1, L.P.	Delaware	20-3526128
FelCor TRS Borrower 4, L.L.C.	Delaware	20-3900525
FelCor TRS Holdings, L.L.C.	Delaware	75-2916176
FelCor Copley Plaza, L.L.C.	Delaware	27-3158742
FelCor Esmeralda (SPE), L.L.C.	Delaware	26-1439076
FelCor St. Pete (SPE), L.L.C.	Delaware	26-1438830
Los Angeles International Airport Hotel Associates, a Texas limited partnership	Texas	75-2656593
Madison 237 Hotel, L.L.C.	Delaware	45-1137528
Royalton 44 Hotel, L.L.C.	Delaware	45-1137592

ITEM 1.    GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

State Bank Commissioner
555 East Lockerman Street, Suite 210
Dover, Delaware 19901

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.    AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16. LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	Copy of the Charter of Wilmington Trust Company:
Exhibit 2.	Certificate of Authority of Wilmington Trust Company to commence business - included in Exhibit 1 above.
Exhibit 3.	Authorization of Wilmington Trust Company to exercise corporate trust powers - included in Exhibit 1 above.
Exhibit 4.	Copy of By-Laws of Wilmington Trust Company.
Exhibit 5.	Not applicable
Exhibit 6.	Consent of Wilmington Trust Company required by Section 321(b) of the Trust Indenture Act.
Exhibit 7.	Copy of most recent Report of Condition of Wilmington Trust Company.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 26th day of August, 2011.

[SEAL]	WILMINGTON TRUST COMPANY

Attest:	/s/Jason B. Hill	By:	/s/Mary C. St. Amand
	Assistant Secretary	Name:	Mary C. St. Amand
		Title:	Vice President

EXHIBIT 1*

RESTATED CHARTER

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

*Exhibit 1 also constitutes Exhibits 2 and 3.

RESTATED
CHARTER OR ACT OF INCORPORATION
OF
WILMINGTON TRUST COMPANY

(Originally incorporated on March 2, 1901
under the name "Delaware Guarantee and Trust Company")

FIRST:    The name of the corporation is Wilmington Trust Company (hereinafter referred to as the "Company").
SECOND:    The principal place of business of the Company in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Company may have one or more branch offices or places of business.
THIRD:    The purpose for which the Company is formed is to carry on a non-depository trust company business and, in connection therewith, the Company shall have and possess all powers, rights, privileges and franchises incident to a non-depository trust company, and in general shall have the right, privilege and power to engage in any lawful act or activity, within or without the State of Delaware, for which non-depository trust companies may be organized under the provisions of Chapter 7 of Title 5 of the Delaware Code, as the same may be amended from time to time, and, in addition, may avail itself of any additional privileges or powers permitted to it by law.
FOURTH:    The amount of the total authorized capital stock of the Company shall be Five Hundred Thousand Dollars ($500,000), divided into Five Thousand (5,000) shares of common stock, having a par value of One Hundred Dollars ($100) per share. Upon the effective time of the filing of this Restated Charter or Act of Incorporation, each share of common stock of the Company, par value One Dollar ($1.00) per share, outstanding immediately prior to such effective time shall be reclassified and changed into one share of common stock of the Company, par value One Hundred Dollars ($100) per share.
FIFTH:    The number of directors who shall constitute the whole board of directors of the Company shall be such number as shall be fixed by, or in the manner provided in, the bylaws of the Company, provided that the number of directors shall not be less than five.
SIXTH:    The duration of the Company's existence shall be perpetual.
SEVENTH:    The private property of the stockholders of the Company shall not be subject to the payment of the debts of the Company.
EIGHTH:    The business and affairs of the Company shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Company.
NINTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Company is expressly authorized to make, amend, and repeal the bylaws of the Company. The bylaws of the Company may confer upon the directors specific powers, not inconsistent with law, which are in addition to the powers and authority expressly conferred by the laws of the State of Delaware.
TENTH:    The Company shall have the right to amend, alter, change or repeal any provisions contained in this Restated Charter or Act of Incorporation to the extent or in the manner now or hereafter permitted or prescribed by law.
ELEVENTH:    To the fullest extent permissible under Title 5, Section 723(b) of the Delaware Code, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.
TWELFTH:    The Company shall have the power to merge or sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by law, and all rights conferred upon stockholders herein are granted subject to such rights.
THIRTEENTH:    This Restated Charter or Act of Incorporation shall become effective at 12:05 a.m. on July 1, 2011.
[Signature Page Follows]

IN WITNESS WHEREOF, this Restated Charter or Act of Incorporation, which restates and integrates and further amends the provisions of the Charter or Act of Incorporation of the Company and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 30th day of June, 2011.

WILMINGTON TRUST COMPANY

By:	/s/Brian R. Yoshida
	Name:	Brian R. Yoshida
	Title:	Group Vice President &
Deputy General Counsel

EXHIBIT 4

BY-LAWS

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

BYLAWS OF WILMINGTON TRUST COMPANY

ARTICLE 1
Stockholders' Meetings

Section 1. Annual Meeting. The annual meeting of stockholders shall be held on the third Thursday in April each year at the principal office at the Company or at such other date, time or place as may be designated by resolution by the Board of Directors.

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 3. Notice. Notice of all meetings of the stockholders shall be given by mailing to each stockholder at least ten (10) days before said meeting, at his last known address, a written or printed notice fixing the time and place of such meeting.

Section 4. Quorum. A majority in the amount of the capital stock of the Company issued and outstanding on the record date, as herein determined, shall constitute a quorum at all meetings of stockholders for the transaction of any business, but the holders of a smaller number of shares may adjourn from time to time, without further notice, until a quorum is secured. At each annual or special meeting of stockholders, each stockholder shall be entitled to one vote, either in person or by proxy, for each share of stock registered in the stockholder's name on the books of the Company on the record date for any such meeting as determined herein.

ARTICLE 2
Directors

Section 1. Management. The affairs and business of the Company shall be managed by or under the direction of the Board of Directors.

Section 2. Number. The authorized number of directors that shall constitute the Board of Directors shall be fixed from time to time by or pursuant to a resolution passed by a majority of the Board of Directors within the parameters set by the Charter of the Company.

Section 3. Reserved.

Section 4. Meetings. The Board of Directors shall meet at the principal office of the Company or elsewhere in its discretion at such times to be determined by a majority of its members, or at the call of the Chairman of the Board of Directors, the Chief Executive Officer or the President.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President, and shall be called upon the written request of a majority of the directors.

Section 6. Quorum. A majority of the directors elected and qualified shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 7. Notice. Written notice shall be sent by mail to each director of any special meeting of the Board of Directors, and of any change in the time or place of any regular meeting, stating the time and place of such meeting, which shall be mailed not less than two days before the time of holding such meeting.

Section 8. Vacancies. In the event of the death, resignation, removal, inability to act or disqualification of any director, the Board of Directors, although less than a quorum, shall have the right to elect the successor who shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified.

Section 9. Organization Meeting. The Board of Directors at its first meeting after its election by the stockholders shall appoint an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and shall elect from its own members a Chairman of the Board, a Chief Executive Officer and a President, who may be the same person. The Board of Directors shall also elect at such meeting a Secretary and a Chief Financial Officer, who may be the same person, and may appoint at any time such committees as it may deem advisable. The Board of Directors may also elect at such meeting one or more Associate Directors. The Board of Directors, or a committee designated by the Board of Directors may elect or appoint such other officers as they may deem advisable.

Section 10. Removal. The Board of Directors may at any time remove, with or without cause, any member of any committee appointed by it or any associate director or officer elected by it and may appoint or elect his successor.

Section 11. Responsibility of Officers. The Board of Directors may designate an officer to be in charge of such departments or divisions of the Company as it may deem advisable.

Section 12. Participation in Meetings. The Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone, video facilities or other communications equipment. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or such committee.

ARTICLE 3
Committees of the Board of Directors

Section 1. Audit Committee.

(A)The Audit Committee shall be composed of not less than three (3) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board.

(B)The Audit Committee shall have general supervision over the Audit Services Division in all matters however subject to the approval of the Board of Directors; it shall consider all matters brought to its attention by the officer in charge of the Audit Services Division, review all reports of examination of the Company made by any governmental agency or such independent auditor employed for that purpose, and make such recommendations to the Board of Directors with respect thereto or with respect to any other matters pertaining to auditing the Company as it shall deem desirable.

(C)    The Audit Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

Section 2. Compensation Committee.

(A)The Compensation Committee shall be composed of not less than three (3) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board of Directors.

(B)The Compensation Committee shall in general advise upon all matters of policy concerning compensation, including salaries and employee benefits.

(C)    The Compensation Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

Section 3. Nominating and Corporate Governance Committee.

(A)     The Nominating and Corporate Governance Committee shall be composed of not less than three (3) members, who shall be selected by the Board of Directors from its own members, none of whom shall be an officer or employee of the Company, and shall hold office at the pleasure of the Board of Directors.

(B)    The Nominating and Corporate Governance Committee shall provide counsel and make recommendations to the Chairman of the Board and the full Board with respect to the performance of the Chairman of the Board and the Chief Executive Officer, candidates for membership on the Board of Directors and its committees, matters of corporate governance, succession planning for the Company's executive management and significant shareholder relations issues.

(C)    The Nominating and Corporate Governance Committee shall meet whenever and wherever its Chairperson, the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Committee's members shall deem it to be proper for the transaction of its business. A majority of the Committee's members shall constitute a quorum for the transaction of business. The acts of the majority at a meeting at which a quorum is present shall constitute action by the Committee.

Section 4.    Other Committees. The Company may have such other committees with such powers as the Board may designate from time to time by resolution or by an amendment to these Bylaws.

Section 5.     Associate Directors.

(A)Any person who has served as a director may be elected by the Board of Directors as an associate director, to serve at the pleasure of the Board of Directors.

(B)Associate directors shall be entitled to attend all meetings of directors and participate in the discussion of all matters brought to the Board of Directors, but will not have a right to vote.

Section 6.     Absence or Disqualification of Any Member of a Committee. In the absence or disqualification of any member of any committee created under Article III of these Bylaws, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE 4
Officers

Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such further authority and powers and shall perform such duties the Board of Directors may assign to him from time to time.

Section 2. Chief Executive Officer. The Chief Executive Officer shall have the powers and duties pertaining to the office of Chief Executive Officer conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board, the Chief Executive Officer shall have the powers and duties of the Chairman of the Board.

Section 3. President. The President shall have the powers and duties pertaining to the office of the President conferred or imposed upon him by statute, incident to his office or as the Board of Directors may assign to him from time to time. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall have the powers and duties of the Chairman of the Board.

Section 4. Duties. The Chairman of the Board, the Chief Executive Officer or the President, as designated by the Board of Directors, shall carry into effect all legal directions of the Board of Directors and shall at all times exercise general supervision over the interest, affairs and operations of the Company and perform all duties incident to his office.

Section 5. Vice Presidents. There may be one or more Vice Presidents, however denominated by the Board of Directors, who may at any time perform all of the duties of the Chairman of the Board, the Chief Executive Officer and/or the President and such other powers and duties incident to their respective offices or as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President or the officer in charge of the department or division to which they are assigned may assign to them from time to time.

Section 6. Secretary. The Secretary shall attend to the giving of notice of meetings of the stockholders and the Board of Directors, as well as the committees thereof, to the keeping of accurate minutes of all such meetings, recording the same in the minute books of the Company and in general notifying the Board of Directors of material matters affecting the Company on a timely basis. In addition to the other notice requirements of these Bylaws and as may be practicable under the circumstances, all such notices shall be in writing and mailed well in advance of the scheduled date of any such meeting. He shall have custody of the corporate seal, affix the same to any documents requiring such corporate seal, attest the same and perform other duties incident to his office.

Section 7. Chief Financial Officer. The Chief Financial Officer shall have general supervision over all assets and liabilities of the Company. He shall be custodian of and responsible for all monies, funds and valuables of the Company and for the keeping of proper records of the evidence of property or indebtedness and of all transactions of the Company. He shall have general supervision of the expenditures of the Company and periodically shall report to the Board of Directors the condition of the Company, and perform such other duties incident to his office or as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may assign to him from time to time.

Section 8. Controller. There may be a Controller who shall exercise general supervision over the internal operations of the Company, including accounting, and shall render to the Board of Directors or the Audit Committee at appropriate times a report relating to the general condition and internal operations of the Company and perform other duties incident to his office.

There may be one or more subordinate accounting or controller officers however denominated, who may perform the duties of the Controller and such duties as may be prescribed by the Controller.

Section 9. Audit Officers. The officer designated by the Board of Directors to be in charge of the Audit Services Division of the Company, with such title as the Board of Directors shall prescribe, shall report to and be directly responsible to the Audit Committee and the Board of Directors.

There shall be an Auditor and there may be one or more Audit Officers, however denominated, who may perform all the duties of the Auditor and such duties as may be prescribed by the officer in charge of the Audit Services Division.

Section 10. Other Officers. There may be one or more officers, subordinate in rank to all Vice Presidents with such functional titles as shall be determined from time to time by the Board of Directors, who shall ex officio hold the office of Assistant Secretary of the Company and who may perform such duties as may be prescribed by the officer in charge of the department or division to which they are assigned.

Section 11. Powers and Duties of Other Officers. The powers and duties of all other officers of the Company shall be those usually pertaining to their respective offices, subject to the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and the officer in charge of the department or division to which they are assigned.

Section 12.    Number of Offices. Any one or more offices of the Company may be held by the same person, except that (A) no individual may hold more than one of the offices of Chief Financial Officer, Controller or Audit Officer and (B) none of the Chairman of the Board, the Chief Executive Officer or the President may hold any office mentioned in Section 12(A).

ARTICLE 5
Stock and Stock Certificates

Section 1. Transfer. Shares of stock shall be transferable on the books of the Company and a transfer book shall be kept in which all transfers of stock shall be recorded.

Section 2. Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company, certifying the number of shares owned by him in the Company. The corporate seal affixed thereto, and any of or all the signatures on the certificate, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Duplicate certificates of stock shall be issued only upon giving such security as may be satisfactory to the Board of Directors.

Section 3. Record Date. The Board of Directors is authorized to fix in advance a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise any rights in respect of any change, conversion or exchange of capital stock, or in connection with obtaining the consent of stockholders for any purpose, which record date shall not be more than 60 nor less than 10 days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent.

ARTICLE 6
Seal

The corporate seal of the Company shall be in the following form:

Between two concentric circles the words “Wilmington Trust Company” within the inner circle the words “Wilmington, Delaware.”

ARTICLE 7
Fiscal Year

The fiscal year of the Company shall be the calendar year.

ARTICLE 8
Execution of Instruments of the Company

The Chairman of the Board, the Chief Executive Officer, the President or any Vice President, however denominated by the Board of Directors, shall have full power and authority to enter into, make, sign, execute, acknowledge and/or deliver and the Secretary or any Assistant Secretary shall have full power and authority to attest and affix the corporate seal of the Company to any and all deeds, conveyances, assignments, releases, contracts, agreements, bonds, notes, mortgages and all other instruments incident to the business of this Company or in acting as executor, administrator, guardian, trustee, agent or in any other fiduciary or representative capacity by any and every method of appointment or by whatever person, corporation, court officer or authority in the State of Delaware, or elsewhere, without any specific authority, ratification, approval or confirmation by the Board of Directors, and any and all such instruments shall have the same force and validity as though expressly authorized by the Board of Directors.

ARTICLE 9
Compensation of Directors and Members of Committees

Directors and associate directors of the Company, other than salaried officers of the Company, shall be paid such reasonable honoraria or fees for attending meetings of the Board of Directors as the Board of Directors may from time to time determine. Directors and associate directors who serve as members of committees, other than salaried employees of the Company, shall be paid such reasonable honoraria or fees for services as members of committees as the Board of Directors shall from time to time determine and directors and associate directors may be authorized by the Company to perform such special services as the Board of Directors may from time to time determine in accordance with any guidelines the Board of Directors may adopt for such services, and shall be paid for such special services so performed reasonable compensation as may be determined by the Board of Directors.

ARTICLE 10
Indemnification

Section 1. Persons Covered. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or associate director of the Company, a member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Company shall be required to indemnify such a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

The Company may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was an officer, employee or agent of the Company or a director, officer, employee or agent of a subsidiary or affiliate of the Company, against all liability and loss suffered and expenses reasonably incurred by such person. The Company may indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Advance of Expenses. The Company shall pay the expenses incurred in defending any proceeding involving a person who is or may be indemnified pursuant to Section 1 in advance of its final disposition, provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 10 or otherwise.

Section 3. Certain Rights. If a claim under this Article 10 for (A) payment of expenses or (B) indemnification by a director, associate director, member of an advisory board the Board of Directors of the Company or any of its subsidiaries may appoint from time to time or a person who is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity that is not a subsidiary or affiliate of the Company, including service with respect to employee benefit plans, is not paid in full within sixty days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 4. Non-Exclusive. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter or Act of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Reduction of Amount. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6. Effect of Modification. Any amendment, repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

ARTICLE 11
Amendments to the Bylaws

These Bylaws may be altered, amended or repealed, in whole or in part, and any new Bylaw or Bylaws adopted at any regular or special meeting of the Board of Directors by a vote of a majority of all the members of the Board of Directors then in office.

ARTICLE 12
Miscellaneous

Whenever used in these Bylaws, the singular shall include the plural, the plural shall include the singular unless the context requires otherwise and the use of either gender shall include both genders.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WILMINGTON TRUST COMPANY

Dated: August 26, 2011	By: /s/ Mary C. St. Amand

Name: Mary C. St. Amand

Title: Vice President

EXHIBIT 7

This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T O F C O N D I T I O N

WILMINGTON TRUST COMPANY of Wilmington
    Name of Bank                City

in the State of Delaware, at the close of business on March 31, 2011:

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	2,157,023
Securities:	443,926
Federal funds sold and securities purchased under agreement to resell:	—
Loans and leases held for sale:	25,272
Loans and leases net of unearned income, allowance:	5,797,190
Premises and fixed assets:	113,597
Other real estate owned:	63,287
Investments in unconsolidated subsidiaries and associated companies:	1,186
Direct and indirect investments in real estate ventures:	5,478
Intangible assets:	5,837
Other assets:	386,755
Total Assets	8,999,551

LIABILITIES	Thousands of Dollars
Deposits	7,203,763
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	74,988
Other borrowed money:	150,775
Other Liabilities:	992,379
Total Liabilities	8,421,905

EQUITY CAPITAL	Thousands of Dollars
Common Stock	5
Surplus	580,835
Retained Earnings	107,994
Accumulated other comprehensive income	(111,188)
Total Equity Capital	577,646
Total Liabilities and Equity Capital	8,999,551